UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 20, 2019

ASTRONOVA, INC.

(Exact name of registrant as specified in its charter)

Rhode Island	0-13200	05-0318215
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 East Greenwich Avenue

West Warwick, RI 02893

(Address of principal executive offices) (Zip Code)

(401)-828-4000

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e)

Senior Executive Short-Term Incentive Plan for Fiscal Year 2020

On March 20, 2019, the Compensation Committee of our Board of Directors established performance criteria and goals for, and target amounts payable under, our Senior Executive Short-Term Incentive Plan, as amended by its determinations for fiscal year 2020 (the “STIP”), for Gregory Woods, our President and Chief Executive Officer, David Smith, our Vice President, Chief Financial Officer and Treasurer, Michael Morawetz, our Vice President – EMEA, Michael Natalizia, our Vice President and Chief Technology Officer, and Stephen M. Petrarca, our Vice President – Operations. We refer to Messrs. Woods, Smith, Morawetz, Natalizia and Petrarca collectively, as the participants.

The following table sets forth, for each of the participants, the percentage of base salary (the “Target Award Percentage”) that will constitute the participant’s aggregate target award under the STIP for fiscal year 2020.

Name	Target Award Percentage for Fiscal Year 2020
Gregory Woods	80%
David Smith	45%
Michael Morawetz	35%
Michael Natalizia	35%
Stephen Petrarca	25%

The amounts payable under the STIP for fiscal year 2020 to each of the participants other than Mr. Morawetz are based on the achievement of corporate performance goals as follows:

•	50% is tied to our fiscal year 2020 revenue; and

•	50% is tied to our fiscal year 2020 operating income.

The amounts payable to Mr. Morawetz under the STIP for fiscal year 2020 are based on the achievement of corporate performance goals relating to: fiscal year 2020 revenue (33.5%), fiscal year 2020 operating income (33.5%), EMEA Revenue (16.5%) and EMEA Standard Gross Profit (16.5%). For purposes of the STIP for fiscal year 2020, each of EMEA Revenue and EMEA Standard Gross Profit have the meaning given to them in the amendment to Mr. Morawetz’s employment agreement described below and attached hereto as Exhibit 10.1.

Performance with respect to each specific performance goal will be calculated independently to determine the amount of the award for each corporate performance goal (each, a “Corporate Award Component”) and, with respect to Mr. Morawetz only, each EMEA performance goal (each, an EMEA Award Component” and, collectively with the Corporate Award Components, the “Award Components”). The total award earned by a participant for fiscal year 2020 will be equal to the sum of the separate Award Components determined for each performance goal. The Award Components will be calculated as follows:

•

No bonuses will be paid with respect to the fiscal year 2020 revenue performance goal unless our fiscal year 2020 revenue exceeds a threshold established by the Compensation Committee. If our fiscal year 2020 revenue equals or exceeds the revenue target established by the Compensation Committee, 100% of the target bonus allocated to that Corporate Award Component will be paid. If our fiscal year 2020 revenue falls between the threshold and the target, the bonus amount will be determined through linear interpolation.

•

No bonuses will be paid with respect to the fiscal year 2020 operating income performance goal unless our fiscal year 2020 operating income exceeds a threshold established by the Compensation Committee. If our fiscal year 2020 operating income equals the operating income target established by the Compensation Committee, 100% of the target bonus allocated to that Corporate Award Component will be paid. If our fiscal year 2020 operating income falls between the threshold and the target, the bonus amount will be determined through linear interpolation. An incremental bonus of up to 150% of each participant’s total STIP target bonus, or in the case of Mr. Morawetz, the total STIP target bonus allocable to fiscal year 2020 revenue and fiscal year 2020 operating income, will be paid if our fiscal year 2020 operating income falls between the operating income target and an amount equal to 175% of the operating income target. If our fiscal year 2020 operating income falls between the target and 175% of the target, the bonus amount will be determined through linear interpolation. No further bonus will be earned on account of fiscal year 2020 operating income that exceeds 175% of the operating income target.

•

No bonus will be paid to Mr. Morawetz with respect to the fiscal year 2020 EMEA Revenue performance goal or the fiscal year 2020 EMEA Standard Gross Profit performance goal unless our fiscal year 2020 EMEA Revenue or fiscal year 2020 EMEA Standard Gross Profit exceeds the applicable threshold established by the Compensation Committee. If our fiscal year 2020 EMEA Revenue or fiscal year 2020 EMEA Standard Gross Profit equals or exceeds the applicable target established by the Compensation Committee, 100% of the target bonus allocated to that EMEA Award Component will be paid to Mr. Morawetz. If our fiscal year 2020 EMEA Revenue or fiscal year 2020 EMEA Standard Gross Profit falls between the applicable threshold and target, the bonus amount for that EMEA Award Component will be determined through linear interpolation.

The Compensation Committee determined that awards under the STIP for fiscal year 2020 shall not be subject to the Award Bank (as defined in the STIP). All payments and awards will be subject to the other provisions and limitations of the STIP, including:

•	Aggregate annual awards under the STIP may not exceed 15% of our consolidated operating income for the applicable fiscal year, determined without deduction for the payment of awards under the STIP.

•	Aggregate awards earned must be fully accounted for when determining whether a performance goal based upon operating income has been achieved.

Amendment to General Manager Employment Agreement with Mr. Morawetz

On March 21, 2019, we entered into an amendment (the “Morawetz Amendment”) to the General Manager Employment Agreement between us and Mr. Morawetz. Under the terms of the Amendment, Mr. Morawetz will be entitled to receive long-term incentive compensation (“Incentive Compensation”) in the form of cash-based awards based on our achievement target levels established by the Compensation Committee (“Morawetz Performance Goals”) of EMEA Revenue and EMEA Standard Gross Profit. Annually, concurrently with the determination of incentive compensation targets under the STIP (or any successor to that plan) for that year (the “Performance Year”), the Compensation Committee will establish a target value (the “Morawetz Performance Target”), Target bonus value (the “Morawetz Target Award”), threshold value (the “Morawetz Performance Threshold”) and Threshold bonus value (the “Morawetz Threshold Award”) for Mr. Morawetz for each of the Morawetz Performance Goals for that Performance Year.

Performance under each Morawetz Performance Goal will be calculated independently by the Compensation Committee to determine the amount of Incentive Compensation payable for each Morawetz Performance Goal as follows:

•	If the actual performance of the Company with respect to a Morawetz Performance Goal is:

•	less than the applicable Morawetz Performance Threshold, the amount of Incentive Compensation payable for that Morawetz Performance Goal will be zero;

•	equal to the applicable Morawetz Performance Threshold, the amount of Incentive Compensation payable for that Morawetz Performance Goal will be equal to the applicable Morawetz Threshold Award; and

•

equal to or greater than the applicable Morawetz Performance Target, the amount of Incentive Compensation payable for that Morawetz Performance Goal will be equal to the applicable Morawetz Target Award.

If actual performance is greater than the applicable Morawetz Performance Threshold but less than the applicable Morawetz Performance Target, the amount of Incentive Compensation payable for that Morawetz Performance Goal will be calculated using linear interpolation.

Any Incentive Compensation earned by Mr. Morawetz will be paid in three equal tranches as follows: (i) on or as promptly as practicable following the date the Compensation Committee determines the Company’s performance under the Morawetz Performance Goals for the applicable Performance Year (the “Determination Date”), (ii) on the first anniversary of the applicable Determination Date and (iii) on the second anniversary of the applicable Determination Date (each a “Payment Date”).

If Mr. Morawetz’s employment by the Company terminates for any reason other than a Termination Event (as defined in the Amendment), he will not be entitled to receive and shall forfeit his right to any then-unpaid Incentive Compensation.

In connection with its establishment of Morawetz Performance Targets, Morawetz Target Awards, Morawetz Performance Thresholds and Morawetz Threshold Awards for a Performance Year, the Compensation Committee may also establish a retention award (a “Retention Award”) for that Performance Year. Unless otherwise determined by the Compensation Committee, a Retention Award for a Performance Year will become earned and payable in three equal tranches on each of the Payment Dates for the applicable Performance Year. In the event that Mr. Morawetz’s employment by the Company terminates on or before a Payment Date, he will not be entitled to receive any payment with respect to any then-unpaid portion of the Retention Award.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On March 20, 2019, subject to the effectiveness of the Morawetz Amendment, the Compensation Committee established Morawetz Performance Thresholds, Morawetz Performance Targets, Morawetz Threshold Awards and Morawetz Target Awards for fiscal year 2020. The Morawetz Target Awards for EMEA Revenue and EMEA Standard Gross Profit for fiscal year 2020 are $28,000 and $20,000, respectively, and the Morawetz Threshold Awards are $0 for each Morawetz Performance Goal. In addition, the Compensation Committee established a Retention Award for Mr. Morawetz in the amount of $120,000 relating to the fiscal year 2020 Performance Year.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits

Exhibit No.	Exhibit

10.1	Amendment No. 1 to General Manager Employment Contract dated as of March 21, 2019 between AstroNova, Inc. and Michael Morawetz

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTRONOVA, INC.

Dated: March 26, 2019	By:	/s/ David S. Smith
David S. Smith
Vice President, Chief Financial Officer and Treasurer